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                              Amended and Restated
                                Custody Agreement
                                   Appendix B

                            Dated as of March 1, 2005

                            BNY Hamilton Funds, Inc.

                       BNY Hamilton Large Cap Equity Fund
                       BNY Hamilton Large Cap Growth Fund
                       BNY Hamilton Small Cap Growth Fund
                     BNY Hamilton International Equity Fund
                    BNY Hamilton Intermediate Government Fund
                 BNY Hamilton Intermediate Investment Grade Fund
               BNY Hamilton Intermediate New York Tax-Exempt Fund
                    BNY Hamilton Intermediate Tax-Exempt Fund
                             BNY Hamilton Money Fund
                        BNY Hamilton Treasury Money Fund
                   BNY Hamilton New York Tax-Exempt Money Fund
                         BNY Hamilton Large Cap CRT Fund
                         BNY Hamilton Small Cap CRT Fund
                   BNY Hamilton International Equity CRT Fund
                        BNY Hamilton Large Cap Value Fund
                         BNY Hamilton S&P 500 Index Fund
                    BNY Hamilton U.S. Bond Market Index Fund
                        BNY Hamilton Enhanced Income Fund
                       BNY Hamilton Multi-Cap Equity Fund
                          BNY Hamilton High Yield Fund
                     BNY Hamilton Small Cap Core Equity Fund

BNY Hamilton Funds, Inc.                         The Bank of New York


Approved by: /s/ Kevin J. Bannon          Submitted by: /s/ Ira Rosner
             --------------------------                 ------------------------
             Kevin J. Bannon                            Ira Rosner
             President                                  Vice President

Date: March 1, 2005                       Date: March 1, 2005